Exhibit 10.7

CONTROL AGREEMENT
(for Authorized Participant Collateral)

This Control Agreement (this "Agreement") is entered into as of [ ], by and among iShares® S&P GSCI™ Commodity-Indexed Trust (the "Trust"), State Street Bank and Trust Company ("State Street") and [ ] ("AP"), in connection with the Authorized Participant Agreement among AP, iShares® Delaware Trust Sponsor LLC, as sponsor (the "Sponsor") of the Trust and BlackRock Institutional Trust Company, N.A., as trustee (the "Trustee") of the Trust (as amended, the "AP Agreement").

WHEREAS, pursuant to the terms of the AP Agreement, AP may from time to time create or redeem shares in the Trust, in connection with which AP will be required to deliver the related Basket Constituents or iShares (each as defined in the AP Agreement), respectively;

WHEREAS, the parties desire to permit AP to pledge, from time to time, certain assets acceptable to the Trust and identified to State Street as collateral to secure AP's delivery obligations under the AP Agreement in connection with AP's creation and redemption activities;

WHEREAS, pursuant to a service agreement between the Trust and State Street (as amended and supplemented from time to time, the "Service Agreement"), State Street provides certain services to the Trust including serving as custodian for the Trust's assets and other services; and

WHEREAS, AP wishes to establish various accounts with State Street into which Collateral (as hereinafter defined) may be transferred; and

WHEREAS, the Trust, AP and State Street are entering into this Agreement to set forth their respective rights and obligations concerning such collateral accounts;

NOW THEREFORE, the parties hereto in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, agree as follows:

1.	Collateral Accounts.

1.1     Establishment of Collateral Accounts. AP, from time to time, may be required to deliver to State Street, by any of the means mutually agreed to among the AP, State Street and the Trust, certain U.S. cash for the benefit of the Trust. Subject to the agreement of all parties to this Agreement and such terms, procedures and additional documentation (including any amendments or supplements to this Agreement) as agreed to by the parties, AP may deliver to State Street certain U.S. treasury securities, or other U.S. securities to secure the AP's obligations to the Trust under the AP Agreement. Any such U.S. cash, U.S. treasury securities, or other U.S. securities delivered to State Street or held by State Street hereunder whether now owned or hereafter acquired (collectively the "Deposits") together with the Collateral Accounts (hereinafter defined) shall be collectively referred to as the "Collateral."

State Street shall segregate and deposit in one or more separate deposit accounts any cash Deposits and hold them under the name "[   ] for the benefit of iShares® S&P GSCI™ Commodity-Indexed Trust" (the separate deposit account(s) shall be referred to herein, collectively, as, the "Deposit Account"). Non-cash Deposits shall be identified and segregated in one or more separate securities accounts on State Street's books and records under the name "[   ] for the benefit of iShares® S&P GSCI™ Commodity-Indexed Trust" (the separate securities account(s) shall be referred to herein, collectively, as, the "Securities Account" and, together with the Deposit Account, whether now owned or hereafter acquired as (the "Collateral Accounts"). State Street will hold the Collateral in, and credit such Collateral to, the applicable Collateral Account, segregated from property in which State Street has an exclusive and proprietary interest. All assets in the Securities Account shall be financial assets under Article 8 of the Uniform Commercial Code, as in effect from time to time in the State of New York (the "UCC"). The parties hereto agree and acknowledge that the Securities Account shall not include the Deposit Account and that the Securities Account is separate from the Deposit Account. Based on information provided to State Street under the Service Agreement, State Street shall identify on its books and records the Collateral in the Collateral Accounts.

The Trust and AP agree that AP will be deemed to have satisfied its obligation pursuant to the AP Agreement when State Street holds Deposits in the Collateral Accounts with a value equal to or greater than the value of the applicable collateral requirement under the AP Agreement or any collateral procedures incidental thereto. The value of the applicable collateral requirement shall be determined by the Trustee in accordance with the Trust Agreement (as defined in the AP Agreement), and the value of any Collateral may be discounted by the Trustee (including to zero) to the extent it consists of non-cash assets (including Identified Securities, as hereinafter defined) not readily capable of being liquidated or transferred by State Street in connection with creations and redemptions of iShares (as defined in the AP Agreement).

1.2     Investment of Cash. Upon receipt of a specific written investment instruction executed jointly by the AP and the Trust (the "Investment Instruction"), State Street shall facilitate the investment of any cash in the Collateral Accounts, by means mutually agreed to by the parties hereto, as specified in such Investment Instruction, which Investment Instruction shall include, inter alia, any allocation percentages and additional documentation (including any amendments or supplements to this Agreement) which may be necessary to effect such investment transactions as agreed to by the parties. Investments in securities shall be credited to the Securities Account. Absent its timely receipt of an Investment Instruction, State Street shall have no obligation or duty to invest the cash in the Deposit Account. State Street shall have no liability for any investment losses, including, but not limited to, any losses on any investment required to be liquidated prior to maturity in order to deliver cash held as Collateral to either the AP or the Trust at the instruction of the Trust or at the instruction of the AP and the Trust. For the avoidance of doubt, the provisions of Section 4(iv) shall apply hereto.

1.3     Authorized Parties and Instructions. The AP agrees to provide State Street, in the form of Exhibit A attached (as may be amended from time to time), the names and signatures of its authorized parties who may give notices or instructions concerning the Collateral Accounts. Other means of notice or instruction may be used provided that the AP and State Street agree to appropriate security procedures. State Street shall be entitled to accept any such instruction from the AP telephonically; however, State Street shall be entitled to require that such instruction be given in writing, or may require that any such telephonic instruction be promptly confirmed in writing (in which case State Street shall not be liable if such subsequent written confirmation deviates from the telephonic instruction on which it reasonably relied). The AP also agrees to provide State Street with other forms of documentation as State Street may request to meet State Street's compliance and security procedures and policies and as State Street may otherwise reasonably request from time to time. State Street may rely on authorized parties for the Trust as set forth in the Service Agreement for purposes of accepting instructions hereunder. State Street shall be entitled to assume the due authority and genuineness of any signature appearing on any notice, instrument, order or document that it may receive.

2.	Account Control.

2.1     Security Interest. AP hereby grants and pledges to the Trust, to secure the payment and performance in full of all of its obligations under the AP Agreement, a security interest in all Collateral and any and all proceeds thereof, in each case whether governed by Article 9 of the UCC or other law, wherever located, whether now owned or hereafter acquired or arising. This Agreement is intended by the Trust and AP to grant "control" of the Collateral Accounts to the Trust, for purposes of perfection of the Trust's security interest in the Collateral pursuant to Article 8 and Article 9 of the UCC. Notwithstanding the foregoing, State Street makes no representation or warranty with respect to the creation, attachment, perfection, priority or enforceability of any security interest in the Collateral Accounts.

2.2     Control by the Trust. The Trust, State Street and AP agree that State Street will comply with all entitlement orders and instructions originated by the Trust directing disposition of the Deposits in the Collateral Account without further consent of AP. During such time, unless and until State Street receives written notice from the Trust pursuant to Section 2.3 below instructing State Street that the Trust is exercising its right to exclusive control over the Collateral Accounts, which notice shall be in substantially the form attached hereto as Exhibit B (a “Notice of Exclusive Control”), or if all previous Notices of Exclusive Control with respect to the Collateral Accounts have been revoked or rescinded in writing by the Trust, State Street shall also take actions with respect to the Collateral upon the joint instructions of the Trust and AP, except that in the case of Deposits returned to AP, State Street may take instructions solely from the Trust.

2.3     Exclusive Control.

(i)     Upon receipt by State Street of a Notice of Exclusive Control from the Trust, State Street shall thereafter follow only the instructions or entitlement orders of the Trust with respect to the Collateral Accounts and shall comply with any entitlement order (within the meaning of Section 8-102(a)(8) of the UCC) or instructions received from the Trust without further consent of AP, and State Street will not comply with entitlement orders or instructions from AP concerning the Collateral without the prior written consent of the Trust.

(ii)     AP acknowledges that the Trust may issue to State Street a Notice of Exclusive Control at any time without prior notice to AP in the event the Trust determines to use the assets in the Collateral Accounts to satisfy AP's obligations under the AP Agreement. The Trust will make commercially reasonable efforts to notify AP of any issuance of a Notice of Exclusive Control substantially concurrently with the issuance thereof to State Street. It is acknowledged and agreed that any failure by the Trust to so concurrently notify AP of the issuance of the Notice of Exclusive Control shall in no way invalidate such Notice of Exclusive Control or adversely affect in any way the Trust's right to take exclusive possession of the assets in the Collateral and the Collateral Accounts as stated in such Notice of Exclusive Control and in no event shall State Street or the Trust be liable for any loss suffered by AP as a result of the failure to receive such notification.

3.           Distributions. Prior to State Street’s receipt of a Notice of Exclusive Control, State Street shall, unless directed otherwise by a joint instruction from the AP and the Trust, credit to the Deposit Account all interest, dividends and other income received by State Street on the Collateral.

4.	Duties and Services of State Street.

(i)     State Street agrees that (i) it is acting as a securities intermediary, within the meaning of Section 8-102(a)(14) of the UCC, with respect to any securities held as Collateral in the Securities Account, except Identified Securities (as hereinafter defined); (ii) the Securities Account is a "securities account" within the meaning of Section 8-501(a) of the UCC; and (iii) the AP is the only "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) of the Securities Account and the "financial assets" (within the meaning of 8-102(9) of the UCC) carried therein from time to time credited to the Securities Account. State Street agrees that, with respect to the Collateral in the Deposit Account, it is acting as a "bank" as such term is defined in Section 9-102(a)(8) of the UCC.

(ii)     State Street shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral Accounts except as and to the extent expressly set forth in this Agreement, and no implied duties of any kind shall be read into this Agreement against State Street including, without limitation, the duty to preserve, exercise or enforce rights in the Collateral. State Street shall have no responsibility for determining the adequacy or sufficiency of any Collateral required hereunder or under the AP Agreement, nor will it assume responsibility for any calculations related to any Collateral requirements.

(iii)     As between the Trust and State Street, except for the rights of control in favor of the Trust agreed to herein and the duty to hold the Collateral if control is exercised by the Trust, nothing herein shall be deemed to modify, limit, restrict, amend or supersede the terms of the Service Agreement, and State Street shall be and remain entitled to all of the rights, indemnities, powers, and protections in its favor under the Service Agreement, which shall apply fully to State Street's actions and omissions hereunder. Instructions or entitlement orders under this Agreement given in accordance with the terms of the Service Agreement shall also constitute Proper Instructions under the Service Agreement. The Trust shall indemnify and hold State Street harmless with regard to any losses or liabilities of State Street (including reasonable attorneys' fees) imposed on or incurred by State Street to the extent arising out of any action or omission of State Street in accordance with any notice, instruction or entitlement order by the Trust, except to the extent such losses or liabilities are directly related to State Street's failure to meet its Standard of Care (as defined the Service Agreement).

(iv)     As between the AP and State Street, notwithstanding any provision contained herein or in any instrument or document to the contrary, State Street shall not be liable for any action taken or omitted to be taken at the instruction of the AP or the Trust, or any action taken or omitted to be taken under or in connection with this Agreement (including, but not limited to, action taken or omitted to be taken at the instruction of the Trust), except for State Street's own gross negligence or willful misconduct in carrying out such instruction or entitlement order. Except as may arise from State Street's own gross negligence or willful misconduct, the AP shall indemnify and hold State Street harmless with regard to any costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against, imposed on or incurred by State Street arising out of any action or omission of State Street in accordance with any notice, instruction or entitlement order by the AP or any action taken or omitted to be taken under or in connection with this Agreement. State Street shall have no responsibility or liability to AP for complying with a Notice of Exclusive Control or complying with entitlement orders or instructions originated by the Trust concerning any Collateral or any Collateral Account. State Street shall have no duty to investigate or make any determination to verify the compliance by either the Trust or AP with applicable law or the AP Agreement, and State Street shall be fully protected in complying with a Notice of Exclusive Control whether or not AP may allege that the Trust was not entitled to issue such Notice of Exclusive Control. As between the AP and State Street, in no event shall State Street be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if State Street has been informed of the likelihood of such loss or damage and regardless of the form of action. State Street shall in no event be liable for the application or misapplication of funds by any other person or entity, or for the acts or omissions of any other person or entity.

The AP acknowledges and agrees that between the AP and State Street, State Street (i) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (ii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iii) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(v)     AP shall indemnify and hold harmless the Trust with regard to any losses or liabilities incurred by the Trust or arising in any manner whatsoever due to AP's failure to maintain sufficient Collateral under the AP Agreement or any collateral procedures incidental thereto.

(vi)     The parties hereto acknowledge that no "security entitlement" under the UCC shall exist with respect to any cash or any financial asset held in the Collateral Accounts which is registered in the name of AP, payable to the order of the AP, or specially indorsed to AP or any third party (each such asset an "Identified Security"), except to the extent such Identified Security has been specially indorsed by AP to State Street or its nominee or in blank. The parties further acknowledge and agree that any such Identified Securities received by State Street and credited to the Collateral Accounts from time to time shall (so long as so credited to the Collateral Accounts and so long as this Agreement remains in effect) shall be subject to the security interest granted to the Trust in Section 2.1 above, and shall be held by State Street for the benefit of the Trust, not in its capacity as a "securities intermediary" (as defined in the UCC), but in its capacity as a collateral agent under and subject to the terms of this Agreement. For the avoidance of doubt, State Street's acting in its capacity as collateral agent shall not impose upon State Street any greater duties than those otherwise stated in this Agreement or the Service Agreement, and State Street shall be entitled to all exculpations, indemnities and other benefits in its favor referred to in this Agreement when so acting in such capacity. Notwithstanding anything contained herein, upon the request of the Trust, AP will indorse any Identified Security to State Street or its nominee or in blank to create a security entitlement in such financial asset.

(vii)     All cash or securities held as Collateral in the Collateral Accounts shall be released only in accordance with this Agreement.

5. Force Majeure. None of the AP, the Trust or State Street shall be liable for delays, errors or losses occurring by reason of circumstances beyond such party's reasonable control, including, without limitation, acts of God, strikes, lockouts, market disorder, terrorism, insurrection, acts of war, riots, failure of transportation or equipment, failure of vendors or power supply, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, earthquakes or other disasters.

6. Compliance with Legal Process and Judicial Orders. State Street shall have no responsibility or liability to the Trust or AP or to any other person or entity for acting in accordance with any judicial or arbitral process, order, writ, judgment, decree or claim of lien relating to the Collateral Accounts subject to this Agreement notwithstanding that such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect. State Street shall undertake reasonable efforts to notify the Trust or the AP of any order, writ, judgment or decree affecting the Collateral or the Collateral Accounts; provided, however, that State Street's failure to provide notice shall not give rise to any liability hereunder.

7. State Street Representations. State Street agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement, that it has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than the Service Agreement) with any other person or entity relating to the Collateral or the Collateral Accounts (i) under which State Street has agreed to comply with instructions or entitlement orders (as defined in Section 8-102 of the UCC) of such other person or entity, and (ii) whereby State Street pledges or grants to its secured party a security interest in the Collateral or the Collateral Accounts.

8. Fees and Expenses. AP hereby agrees to pay and reimburse State Street for any advances, overdrafts, fees, costs, expenses (including, without limitation, reasonable attorney's fees and costs) and disbursements that may be paid or incurred by State Street in connection with this Agreement or the arrangement contemplated hereby, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement. It is hereby expressly acknowledged and agreed by the parties that State Street (including its agents) shall not be obligated to advance cash or investments to, for or on behalf of AP in the Collateral Accounts. Any property held by State Street for the account of the AP hereunder shall be security for the AP's obligations to State Street hereunder and should the AP fail to repay State Street promptly, State Street shall be entitled to utilize available cash and to dispose of such property to the extent necessary to obtain reimbursement.

9. Notices. Any notice, instruction, entitlement order or other instrument required to be given hereunder, or requests and demands to or upon the respective parties hereto, shall be in writing and may be sent by hand, or by facsimile transmission, telex, or delivery by any recognized delivery service, prepaid or, for termination of this Agreement only, by certified or registered mail, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:

If to the Trust, then:

BlackRock Institutional Trust Company, N.A.
400 Howard Street
San Francisco, CA 94105
Attn: Legal Department
Telephone: (415) 670-2860
Facsimile: (415) 618-5731

With a copy to:

BlackRock Fund Advisors, as Investment Advisor
400 Howard St
San Francisco, CA 94105
Attn: Legal Department
Telephone: (415) 670-2860
Facsimile: (415) 618-5731

If to AP, then:

[ ]

If to State Street, then:

State Street Bank and Trust Company
200 Clarendon Street
Boston, MA 02116
Attn: Mike Fontaine
Facsimile: 617-662-8427
Telephone: 617-662-8101

10. Amendment. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto.

11. Termination. This Agreement shall continue in effect until five (5) business days following notice by the Trust to State Street in writing that this Agreement is to be terminated. Upon the fifth business day after such notice, the Trust shall have no further right to originate entitlement orders or instructions concerning the Collateral Accounts and AP shall be entitled to originate entitlement orders or instructions concerning the Collateral for any purpose and without limitation. This Agreement shall terminate in the event of the termination of the Service Agreement, following thirty (30) days prior written notice to the other parties hereto. Upon termination of this Agreement pursuant to the preceding sentence, all Collateral that has not been released by the Trust shall be transferred, within 30 days of such termination, to a successor custodian designated in writing by AP and acceptable to the Trust. In the event that no successor is agreed upon, State Street shall be entitled to petition a court of competent jurisdiction to appoint a successor custodian and shall be indemnified by AP for any costs and expenses (including, without limitation, attorneys' fees) relating thereto. The provisions of Sections 4(iii) - (v), 8 and 12 shall survive the termination of this Agreement.

The Trust agrees to notify State Street promptly in writing when (i) obligations of AP to the Trust under the AP Agreement have been fully paid and satisfied such that all of the Collateral may be released to AP; (ii) the Trust no longer claims any interest in the Collateral; and (iii) the AP Agreement has been terminated with respect to the Trust. Upon the occurrence of each of the events stated in subsections (i), (ii) and (iii) and the release of the Collateral to the AP, if applicable, State Street shall have no further liabilities or responsibilities hereunder and State Street's obligations under this Agreement shall terminate.

12. Tax Indemnification. The AP agrees to (i) assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Collateral Accounts or performance of other activities under this Agreement, (ii) to instruct State Street in writing with respect to State Street's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct State Street with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with this Agreement, and (iii) to indemnify and hold State Street harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against State Street in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

13. Anti-Money Laundering. The AP acknowledges that State Street is required to comply with a number of federal regulations and policies concerning matters such as the identity of its customers and the source of funds it handles, including the Bank Secrecy Act and the USA Patriot Act, and all regulations issued thereunder, and the regulations issued by the U.S. Department of Treasury, Office of Foreign Asset Control (together, the "U.S. Money Laundering and Investor Identification Requirements"). Accordingly, the AP confirms that it has complied and shall continue to comply with all applicable U.S. Money Laundering and Investor Identity Requirements, including without limitation, maintaining and effecting appropriate procedures to verify suspicious transactions and the source of funds for settlement of transactions. Accordingly, the AP acknowledges that Section 326 of the USA Patriot Act and State Street's identity verification procedures require State Street to obtain information which may be used to confirm the AP's identity including without limitation name, address and organizational documents ("identifying information"). The AP agree to provide State Street with and consent to State Street obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by State Street.

14. Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect and the offending provision shall be modified to the limited extent necessary within the purpose and intent of this Agreement to make it enforceable.

15. Governing Law. This Agreement is governed by the laws of the State of New York, without giving effect to any conflict of laws rules that would require the application of the law of another jurisdiction. Each Collateral Account shall be governed by the laws of the State of New York, and the State of New York shall be the location of the bank for purposes of Sections 9-301 and 9-304 of the UCC and the securities intermediary's jurisdiction for purposes of Sections 8-110, 9-301 and 9-305 of the UCC.

16. Headings. Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.

17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

18. Successors; Assignment. This Agreement may not be assigned without the written consent of all parties, provided that State Street may assign this Agreement to a successor of all or a substantial portion of its business without the consent of the other parties. The Agreement will be binding upon the parties and their respective successors and assigns.

19. Inconsistency. Solely as between the Trust and AP, in the event of any inconsistency between this Agreement and the AP Agreement, this Agreement shall prevail with respect to the subject matter hereof. Solely as between the Trust and State Street, in the event of any inconsistency between this Agreement and the Service Agreement, subject to the terms of Section 4(iii) hereof, this Agreement shall prevail with respect to the subject matter hereof.

20. Prior Agreements. This Agreement supersedes and terminates, as of the date hereof, all prior control agreements, or similar agreements, among the Trust, AP and State Street relating to collateral arrangements with respect to assets delivered to State Street to secure AP's obligations under the AP Agreement.

21. Miscellaneous. All words used herein shall be construed to be of such gender or number as the circumstances require. The words "herein," "hereby," "hereof" and "hereto," and words of similar import, refer to this Agreement in its entirety and not to any particular paragraph or Section, clause or other subdivision, unless otherwise specified. The word "including" shall mean "including without limitation" unless otherwise specified. Section or Exhibit references are to this Agreement unless otherwise specified. Capitalized terms in any Exhibit hereto shall have the same meanings as defined in this Agreement.

22. Confidentiality. Each of the parties hereto agrees that it shall maintain, and shall cause its agents, attorneys and accountants to maintain, the confidentiality of the specific terms of this Agreement, and shall not discuss or disclose, nor authorize such agents, attorneys or accountants to discuss or disclose, such terms, directly or indirectly, to any person, other than: (1) to such agents, attorneys or accountants, subject to the terms hereof; (2) as may be legally required by applicable law or regulation or by any subpoena or similar legal process, or as may be requested by a regulator having jurisdiction over such party; (3) in connection with litigation to which such party is a party; or (4) to the extent such terms become publicly available other than as a result of a breach of this Agreement.

23. No Precedential Effect. Each of the parties hereto acknowledges and agrees that certain negotiated provisions of this Agreement were agreed as an accommodation to the parties and may be unique to the facts and circumstances surrounding this particular relationship. In furtherance of that goal the parties acknowledge that in negotiating future agreements as between two or more of the named parties herein this Agreement should be of no precedential effect.

24. Other Actions As To Any And All Collateral. AP further agrees, upon the reasonable request of the Trust, at the Trust's option, to take any and all other actions as the Trust may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Trust to enforce its security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that AP's signature is required, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Trust to enforce its security interest in such Collateral, (c) obtain governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Trustee, including any consent of any person obligated on Collateral and any party or parties whose consent is required for the security interest of the Trust to attach, and (d) taking all actions under any other law, as reasonably determined by the Trustee to be applicable in any relevant Uniform Commercial Code jurisdiction.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or duly authorized representatives as of the date first above written.

iShares® S&P GSCI™ Commodity-Indexed Trust

By: BlackRock Institutional Trust Company, N.A., as Trustee

By: __________________________________________

Name:

Title:

STATE STREET BANK AND TRUST COMPANY

By: __________________________________________

Name:

Title:

[AUTHORIZED PARTICIPANT]

By: __________________________________________

Name:

Title:

Exhibit A

TO
CONTROL AGREEMENT AMONG
iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST,
__________, AND
STATE STREET BANK AND TRUST COMPANY
DATED __________

AUTHORIZED PERSONS FOR [AUTHORIZED PARTICIPANT]

State Street Bank and Trust Company is directed to accept and act upon instructions received from any one of the following persons at [Authorized Participant]:

Name:	Telephone/Fax Number	Signature

Authorized by: _________________ , as authorized agent of ____________________
Name:
Title
Date:

Exhibit B

[Letterhead of Trust]

Date: ______________

State Street Bank and Trust Company
200 Clarendon Street
Boston, MA 02116
Attn: Mike Fontaine

RE: iShares® S&P GSCI™ Commodity-Indexed Trust – Collateral Accounts

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Control Agreement dated as of _________ __, 20___ (as from time to time amended and supplemented, the "Control Agreement") among [AP] (the "AP"), iShares® S&P GSCI™ Commodity-Indexed Trust (the "Trust") and State Street Bank and Trust Company, that you (i) shall not follow any instructions or entitlement orders of the AP with respect to the Collateral or the Collateral Accounts and (ii) unless and until otherwise expressly instructed by the Trust, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to the Collateral and the Collateral Accounts. In accordance with Section 2.3(i), of the Control Agreement, we hereby instruct you to transfer the Deposits in the Collateral Accounts as follows:

Bank Name:
Bank Address:
ABA No.:
Account Name:
Account No.:

Very truly yours,

iSHARES® S&P GSCI™
COMMODITY-INDEXED TRUST

By: BlackRock Institutional Trust Company, N.A., as Trustee

By:  __________________________________________________
Authorized Signatory

cc: [IM]